Eagle Ford Oil & Gas Corp. 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Eagle Ford Oil & Gas Corp. (the “Company”) on Form 10-Q for the quarter ending September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Williams Jr., Chief Executive Officer, and N. Wilson Thomas, Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

EAGLE FORD OIL & GAS CORP.

Date: November 13, 2013	By:	/s/ Paul L. Williams Jr.
Paul L. Williams Jr.
Title: Chief Executive Officer

Date: November 13, 2013	By:	/s/ N. Wilson Thomas
N. Wilson Thomas
Title: Chief Financial Officer